    As filed with the Securities and Exchange Commission on September 7, 2006

                                                     Registration No. 333-87392


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                            JAG MEDIA HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             NEVADA                                      88-0380456
(State or Other Jurisdiction of               (IRS Employer Identification No.)
 Incorporation or Organization)

                               ------------------

                            JAG MEDIA HOLDINGS, INC.
                               6865 SW 18TH STREET
                                    SUITE B13
                            BOCA RATON, FLORIDA 33433
                    (Address of Principal Executive Offices)

                               ------------------

                            JAG MEDIA HOLDINGS, INC.
                          1999 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                               ------------------

                               THOMAS J. MAZZARISI
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            JAG MEDIA HOLDINGS, INC.
                               6865 SW 18TH STREET
                                    SUITE B13
                            BOCA RATON, FLORIDA 33433
                                 (866) 300-7410
            (Name, Address and Telephone Number of Agent for Service)

                              EXPLANATORY STATEMENT

         JAG Media Holdings, Inc. (the "Company") originally filed a Registration Statement on Form S-8, File No. 333-87392, with the U.S. Securities and Exchange Commission on May 1, 2002 (the "Original Form S-8"), covering an aggregate of 6,000,000 shares of Class A Common Stock, par value $0.00001 per share (the "Class A Common Stock"), and an indeterminate number of additional shares of common stock or common stock issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Company's 1999 Long-Term Incentive Plan.

         This Post-Effective Amendment No. 1 is being filed to deregister all shares of Class A Common Stock of the Company previously registered on the Original Form S-8 that remain unsold as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 7th day of September, 2006.

                                     JAG MEDIA HOLDINGS, INC.

                                     By: /s/ Thomas J. Mazzarisi
                                         --------------------------------------
                                         Thomas J. Mazzarisi
                                         Chairman of the Board, Chief Executive
                                         Officer & General Counsel